UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 28, 2005

                               CALPINE CORPORATION
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or Other Jurisdiction of Incorporation)

                        Commission File Number: 001-12079

                I.R.S. Employer Identification Number: 77-0212977

                           50 West San Fernando Street
                           San Jose, California 95113
                            Telephone: (408) 995-5115
          (Address of principal executive offices and telephone number)

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM  5.02  --  DEPARTURE  OF  DIRECTORS  OR  PRINCIPAL  OFFICERS;  ELECTION  OF
                DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

     (b) On November 29, 2005, the Company announced the departure, effective November 28, 2005, of Peter Cartwright, the Company's Chairman, President and Chief Executive Officer, and Robert D. Kelly, the Company's Executive Vice President and Chief Financial Officer. Mr. Cartwright and Mr. Kelly will also no longer serve as director or officer of any Company subsidiary. Mr. Cartwright will continue to serve as a member of the Board of Directors of the Company, but effective November 28, 2005, he will no longer serve as Chairman of the Board.

     (c) Effective November 28, 2005, the Board appointed Kenneth T. Derr, the Company's Lead Director, as Chairman of the Board and Acting Chief Executive Officer. Eric N. Pryor, the Company's Executive Vice President and Deputy Chief Financial Officer, will serve as interim Chief Financial Officer.

     Mr. Derr, who is 69 years old, became a director of the Company in May 2001. Mr. Derr retired as the Chairman and Chief Executive Officer of Chevron Corporation, an international oil company, in 1999, a position that he held since 1989, after a 39-year career with that company. Mr. Derr obtained a Master of Business Administration degree from Cornell University in 1960 and a Bachelor of Science degree in Mechanical Engineering from Cornell University in 1959. Mr. Derr serves as a director of AT&T Corp., Citigroup, Inc. and Halliburton Co.

     Eric N. Pryor, who is 40 years old, has served as Executive Vice President, Deputy Chief Financial Officer and Corporate Risk Officer of the Company since July 2005. From March 2002 to June 2005 he served as Senior Vice President and Deputy Chief Financial Officer. From July 1999 to April 2001 he served as Vice President - Finance. From January 1998 to June 1999 he served as Director - Finance. From January 1997 to December 1997 he served as Senior Analyst. Prior to joining the Company, Mr. Pryor served as Enterprise Tax Specialist with Arthur Andersen from 1990 to 1995. He obtained a Bachelor of Arts degree in Economics from the University of California, Davis in 1988 and a Master of Business Administration degree also from the University of California, Davis in 1990. Mr. Pryor is a certified public accountant.

     On November  29,  2005,  the Company  issued a press  release,  attached as
Exhibit 99.1 hereto, regarding the foregoing.


ITEM 9.01 --  FINANCIAL STATEMENTS AND EXHIBITS

     (d) Exhibits.

          99.1 Press Release dated November 29, 2005. (The Company notes that, as of the close of trading on December 1, 2005, the Company will no longer be included in the S&P 500.)

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  CALPINE CORPORATION

                                  By:  /s/ Charles B. Clark, Jr.
                                       -------------------------------------
                                       Charles B. Clark, Jr.
                                       Senior Vice President, Controller and
                                       Chief Accounting Officer

Date: December 1, 2005

                                  EXHIBIT INDEX




               Exhibit                Description
               -------   -------------------------------------
               99.1      Press release dated November 29, 2005  (The Company
                         notes that, as of the close of trading on December 1, 2005, the Company will no longer be included in the S&P 500.)

================================================================================

EXHIBIT 99.1

Press Release

     Calpine's Board of Directors Announces Changes in Executive Management

     SAN JOSE, Calif., Nov. 29 /PRNewswire-FirstCall/ -- Calpine Corporation's (NYSE: CPN) Board of Directors today announced changes in Calpine's executive management with the departure of Peter Cartwright, Calpine Chairman, President and Chief Executive Officer, and Executive Vice President and Chief Financial Officer Robert D. Kelly. The Board believes that these management changes are essential to better address Calpine's financial challenges and to provide a new direction for the company.

     Calpine's Lead Director Kenneth T. Derr has been named Chairman of the Board and Acting Chief Executive Officer of Calpine. Derr retired from Chevron Corporation in 1999, having served 11 years as Chairman of the Board and Chief Executive Officer. The Board expects to announce a new Chief Executive Officer in the very near future. Eric N. Pryor, Executive Vice President and Deputy Chief Financial Officer, will serve as interim Chief Financial Officer. Speaking on behalf of the Board, Derr said, "Pete founded Calpine and has been the driving force behind the company's tremendous growth in the North American power industry. His 20 plus years of leadership have culminated in Calpine becoming one of North America's largest power producers."

     A  major  power  company,   Calpine  Corporation   supplies  customers  and
communities with electricity from clean, efficient, natural gas-fired and geothermal power plants. Calpine owns, leases and operates integrated systems of plants in 21 U.S. states and in three Canadian provinces and is building a plant in Mexico. Calpine was founded in 1984. It is included in the S&P 500 Index and is publicly traded on the New York Stock Exchange under the symbol CPN. For more information, visit http://www.calpine.com.


SOURCE Calpine Corporation

CONTACT: media, Katherine Potter, +1-408-792-1168, or kpotter@calpine.com, or investors, Rick Barraza, +1-408-792-1125, or rickb@calpine.com, or Karen Bunton, +1-408-792-1121, or kbunton@calpine.com, all of Calpine Corporation Web site: http://www.calpine.com